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Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts: Tom Joyce 703/810-5610 Martha Holler 703/810-5178	Investor Contacts: Steve McGarry 703/810-7746 Nam Vu 703/810-7723

SLM CORPORATION SECOND QUARTER LOAN ORIGINATIONS UP 24 PERCENT

Fee Income Businesses Grow 21 Percent

        RESTON, Va., July 15, 2004—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported second-quarter 2004 earnings and performance results that include $2.3 billion in preferred channel loan origination activity, a 24-percent increase from the prior year. Also included in the quarterly figures was a 32-percent jump in originations through Sallie Mae's owned brands, and a 21-percent increase in fee income, driven largely by the company's debt management operation.

        Preferred channel loan originations consist of loans created by the company's owned or affiliated brands. These loans are a key measure of Sallie Mae's market share success and, as an indicator of future loan acquisition volume, drive the company's earnings growth. At quarter end, the company's total managed loan portfolio totaled $94.9 billion, a 14-percent increase from the same time last year.

        In addition, the company reported that it is 98 percent complete in the wind down of its government-sponsored enterprise (GSE), with $2.2 billion in student loans remaining in the GSE, as compared to $16 billion at March 31, 2004. The company now expects to complete its full privatization in early 2005.

        "We are pleased to be able to deliver this earnings growth while moving so near to full privatization," said Albert L. Lord, vice chairman and chief executive officer.

        Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or "core cash" performance measures. The company's equity investors, credit rating agencies and debt capital providers request these "core cash" measures to monitor the company's business performance.

        Sallie Mae reported second-quarter 2004 GAAP net income of $615 million, or $1.36 per diluted share, compared to $373 million, or $.80 per diluted share, in the year-ago period. GAAP net income for the first half of 2004 totaled $906 million compared to $789 million in 2003.

        "Core cash" net income for the quarter was $237 million, up from $210 million in the year-ago period. On a diluted share basis, the company increased 18 percent in the quarter to $.52, compared to $.44 per diluted share in the 2003 second quarter. "Core cash" net interest income was $445 million for the quarter and $879 million for the first half of 2004, up from $393 million and $766 million for the same periods last year.

        "Core cash" other income, which consists primarily of fees earned from guarantor servicing and debt management, was $166 million for the 2004 second quarter, down from $174 million for the prior quarter and up 21 percent from the year-ago quarter's $137 million. "Core cash" operating expenses were $199 million, down from $202 million in the prior quarter, and up from $183 million in the year-ago quarter.

        A description of the "core cash" treatment and a full reconciliation to the GAAP income statement can be found at www.salliemae.com.

        Total equity for the company at June 30, 2004, was $2.9 billion, an increase of $554 million from a year ago. Tangible capital stood at 1.93 percent of managed assets, as compared to 1.81 percent as of June 30, 2003.

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, July 15, 2004, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, July 15, at 3:30 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, July 22. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 7961444. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

***

Statements in this release referring to expectations as to future market share, the successful consummation of any business acquisitions and other future developments are forward-looking statements, which involve risks, uncertainties and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's leading provider of education funding, managing nearly $95 billion in student loans for more than 7 million borrowers. The company primarily provides federally guaranteed student loans originated under the Federal Family Education Loan Program (FFELP), and offers comprehensive information and resources to guide students, parents and guidance professionals through the financial aid process. Sallie Mae was established in 1973 as a government-sponsored enterprise (GSE) called the Student Loan Marketing Association, and began the privatization process in 1997. Since then, the parent company name has changed, most recently to SLM Corporation. Through its specialized subsidiaries and divisions, Sallie Mae also provides an array of consumer credit loans, including those for lifelong learning and K-12 education, and business and technical products and services for colleges and universities. More information is available at http://www.salliemae.com. SLM Corporation and its subsidiaries, other than the Student Loan Marketing Association, are not sponsored by or agencies of the United States.

SLM CORPORATION
Supplemental Earnings Disclosure
June 30, 2004
(Dollars in millions, except earnings per share)

	Quarters ended			Six months ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS — (GAAP Basis)
Net income	$615	$291	$373	$906	$789
Diluted earnings per common share	$1.36	$.64	$.80	$2.00	$1.68
Return on assets	3.61%	1.86%	2.90%	2.77%	3.14%
NON-GAAP INFORMATION (See Explanation Below)
"Core cash" net income	$237	$231	$210	$468	$413
"Core cash" diluted earnings per common share	$.52	$.51	$.44	$1.03	$.87
"Core cash" return on assets	.87%	.90%	.93%	.89%	.95%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$54,799	$52,892	$44,173	$53,846	$44,166
Average off-balance sheet student loans	39,318	37,786	37,811	38,552	36,527

Average Managed student loans	$94,117	$90,678	$81,984	$92,398	$80,693

Ending on-balance sheet student loans, net	$51,577	$54,414	$42,993
Ending off-balance sheet student loans, net	43,324	37,735	40,121

Ending Managed student loans, net	$94,901	$92,149	$83,114

Ending Managed FFELP student loans, net	$85,015	$83,013	$76,093
Ending Managed Private Credit Student Loans, net	9,886	9,136	7,021

Ending Managed student loans, net	$94,901	$92,149	$83,114

Non-GAAP "Core Cash" Earnings

        In accordance with the Rules and Regulations of the SEC, we prepare financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management, credit rating agencies, lenders and analysts also evaluate the Company on certain non-GAAP performance measures that we refer to as "core cash" measures. While "core cash" measures are not a substitute for reported results under GAAP, we rely on "core cash" measures in operating our business because we believe they provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        We report pro forma "core cash" measures, which are the financial performance measures used by management not only in developing our financial plans and tracking results, but also in establishing corporate performance targets and determining incentive compensation. Our "core cash" measures are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core cash" measures reflect only current period adjustments to GAAP earnings as described below. Accordingly, the Company's "core cash" measures presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and "core cash" measures follows.

1)
Securitization: Under GAAP, certain securitization transactions are accounted for as sales of assets. Under "core cash," we present all securitization transactions as long-term non-recourse financings. The upfront "gains" on sale from securitization as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "core cash" and replaced by the interest income, provision for loan losses, and interest expense as they are earned or incurred on the securitized loans.

2)
Derivative Accounting: "Core cash" measures exclude the periodic unrealized gains and losses primarily caused by the one-sided mark-to-market derivative valuations prescribed by Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and recognize the economic effect of these hedges, which results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. We also exclude the gain or loss on our equity forward contracts that are required to be accounted for in accordance with SFAS No. 133 as derivatives and are marked to market through earnings.

3)
Floor Income: The timing and amount (if any) of Floor Income earned is uncertain and in excess of expected spreads and, therefore, we exclude such income when it is not economically hedged from "core cash" measures. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed in more detail below, these derivatives do not qualify as effective accounting hedges and therefore are marked-to-market through the derivative market value adjustment. For "core cash" measures, we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

4)
Other items: We exclude certain transactions that are not considered part of our core business, including amortization of acquired intangibles, as well as gains and losses on certain sales of securities.

SLM CORPORATION
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2004	March 31, 2004	June 30, 2003
	(unaudited)	(unaudited)	(unaudited)
Assets
Federally insured student loans (net of allowance for losses of $8,877; $20,592; and $55,800, respectively)	$16,729,709	$26,174,672	$34,422,041
Federally insured student loans in trust (net of allowance for losses of $33,364; $28,637; and $4,491, respectively)	31,104,748	24,062,169	4,258,526
Private Credit Student Loans (net of allowance for losses of $154,918; $154,222; and $160,350 respectively)	3,742,432	4,176,841	4,312,886
Academic facilities financings and other loans	928,209	1,104,226	1,177,178
Cash and investments	15,242,069	10,294,692	6,788,926
Restricted cash and investments	1,915,538	1,245,828	401,849
Retained Interest in securitized receivables	2,330,360	2,482,242	2,985,777
Goodwill and acquired intangible assets, net	618,930	589,078	583,676
Other assets	3,355,426	3,133,709	3,251,914

Total assets	$75,967,421	$73,263,457	$58,182,773

Liabilities
Short-term borrowings	$8,063,041	$16,176,387	$24,619,758
Borrowings collateralized by loans in trust	31,958,701	24,595,289	4,243,000
Long-term notes	30,078,062	26,710,017	23,806,326
Other liabilities	2,946,951	3,044,113	3,147,517

Total liabilities	73,046,755	70,525,806	55,816,601

Commitments and contingencies*
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 478,722; 476,442; and 638,983 shares, respectively, issued	95,745	95,289	127,797
Additional paid-in capital	1,747,284	1,670,640	1,359,082
Accumulated other comprehensive income, net of tax	355,955	534,445	689,220
Retained earnings	1,683,563	1,153,100	3,386,218

Stockholders' equity before treasury stock	4,047,547	3,618,474	5,727,317
Common stock held in treasury at cost: 39,760; 33,533; and 188,491 shares, respectively	1,126,881	880,823	3,361,145

Total stockholders' equity	2,920,666	2,737,651	2,366,172

Total liabilities and stockholders' equity	$75,967,421	$73,263,457	$58,182,773

*
Commitments to purchase loans, lines of credit and letters of credit were $34.6 billion, $1.0 billion and $.3 billion, respectively, at June 30, 2004.

SLM CORPORATION
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended					Six months ended
	June 30, 2004	March 31, 2004		June 30, 2003		June 30, 2004	June 30, 2003
	(unaudited)	(unaudited)		(unaudited)		(unaudited)	(unaudited)
Interest income:
Federally insured student loans	$492,166		$468,967		$462,425	$961,133	$929,906
Private Credit Student Loans	76,613		76,589		87,892	153,202	175,464
Academic facilities financings and other loans	18,126		18,376		19,290	36,502	39,496
Investments	52,534		43,457		42,034	95,991	70,295

Total interest income	639,439		607,389		611,641	1,246,828	1,215,161
Interest expense	306,832		285,674		257,473	592,506	514,775

Net interest income	332,607		321,715		354,168	654,322	700,386
Less: provision for losses	28,344		39,818		36,449	68,162	78,994

Net interest income after provision for losses	304,263		281,897		317,719	586,160	621,392

Other income:
Gains on student loan securitizations	197,840		113,954		314,220	311,794	620,023
Servicing and securitization revenue	124,037		136,658		200,207	260,695	388,819
Derivative market value adjustment	386,147		(116,743)		(205,295)	269,404	(324,358)
Guarantor servicing fees	23,249		34,971		25,259	58,220	60,453
Debt management fees	70,113		79,928		52,684	150,041	111,497
Other	68,115		58,955		59,083	127,070	108,657

Total other income	869,501		307,723		446,158	1,177,224	965,091
Operating expenses	206,051		208,877		189,867	414,928	369,232

Income before income taxes	967,713		380,743		574,010	1,348,456	1,217,251
Income taxes	352,787		89,278		201,316	442,065	428,008

Net income	614,926		291,465		372,694	906,391	789,243
Preferred stock dividends	2,864		2,886		2,875	5,750	5,750

Net income attributable to common stock	$612,062		$288,579		$369,819	$900,641	$783,493

Basic earnings per common share	$1.39	$	..65		..82	$2.04	$1.72

Average common shares outstanding	439,901		442,664		452,174	441,283	454,365

Diluted earnings per common share	$1.36	$	..64	$	..80	$2.00	$1.68

Average common and common equivalent shares outstanding	448,184		451,747		465,132	449,966	467,402

Dividends per common share	$ ..19	$	..17	$	..17	$ ..36	$ ..25

SLM CORPORATION
Pro-Forma "Core Cash"
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended						Six months ended
	June 30, 2004		March 31, 2004		June 30, 2003		June 30, 2004	June 30, 2003
	(unaudited)		(unaudited)		(unaudited)		(unaudited)	(unaudited)
Managed interest income:
Managed federally insured student loans		$710,079		$687,222		$643,831	$1,397,301		$1,287,778
Managed Private Credit Student Loans		146,835		113,658		110,469	260,493		208,865
Academic facilities financings and other loans		18,126		18,376		19,290	36,502		39,496
Investments		56,026		47,936		43,892	103,962		73,135

Total Managed interest income		931,066		867,192		817,482	1,798,258		1,609,274
Managed interest expense		485,784		433,765		424,274	919,549		843,616

Net Managed interest income		445,282		433,427		393,208	878,709		765,658
Less: provision for losses		40,624		44,968		29,150	85,592		60,756

Net Managed interest income after provision for losses		404,658		388,459		364,058	793,117		704,902

Other income:
Guarantor servicing fees		23,249		34,971		25,259	58,220		60,453
Debt management fees		70,113		79,928		52,684	150,041		111,497
Other		72,252		59,336		58,685	131,588		111,890

Total other income		165,614		174,235		136,628	339,849		283,840
Operating expenses		199,314		202,149		183,283	401,463		356,020

Income before income taxes		370,958		360,545		317,403	731,503		632,722
Income taxes		133,851		129,491		107,841	263,342		219,870

"Core cash" net income		237,107		231,054		209,562	468,161		412,852
Preferred stock dividends		2,864		2,886		2,875	5,750		5,750

"Core cash" net income attributable to common stock		$234,243		$228,168		$206,687	$462,411		$407,102

"Core cash" basic earnings per common share	$	..53	$	..52	$	..46	$1.05	$	..90

Average common shares outstanding		439,901		442,664		452,174	441,283		454,365

"Core cash" diluted earnings per common share	$	..52	$	..51	$	..44	$1.03	$	..87

Average common and common equivalent shares outstanding		448,184		451,747		465,132	449,966		467,402

SLM CORPORATION
Pro-Forma "Core Cash"
Reconciliation of GAAP Net Income to "Core Cash" Net Income
(In thousands)

	Quarters ended			Six months ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$614,926	$291,465	$372,694	$906,391	$789,243
"Core cash" adjustments:
Net impact of securitization accounting	(70,822)	11,089	(247,986)	(59,733)	(513,264)
Net impact of derivative accounting	(561,534)	(99,490)	29,510	(661,024)	(85,301)
Net impact of Floor Income	24,327	60,780	(44,176)	85,107	(6,885)
Amortization of acquired intangibles and other	11,273	7,423	6,045	18,696	20,921

Total "core cash" adjustments before income taxes	(596,756)	(20,198)	(256,607)	(616,954)	(584,529)
Net tax effect (A)	218,937	(40,213)	93,475	178,724	208,138

Total "core cash" adjustments	(377,819)	(60,411)	(163,132)	(438,230)	(376,391)

"Core cash" net income	$237,107	$231,054	$209,562	$468,161	$412,852

(A)
Such tax effect is based upon the Company's "core cash" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

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  Exhibit 99.1
SLM CORPORATION Supplemental Earnings Disclosure June 30, 2004 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Reconciliation of GAAP Net Income to "Core Cash" Net Income (In thousands)